EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of NorWesTech, Inc. (the “Company”) on Form 10-Q for the quarter ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Stanley L. Schloz, President, and Curtis J. Scheel, Secretary and Treasurer, of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 13, 2012

/s/ Stanley L. Schloz
Stanley L. Schloz,
President

/s/ Curtis J. Scheel
Curtis J. Scheel
Secretary and Treasurer